UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017
 Triton International Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Victoria Street Hamilton HM12, Bermuda (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 295-2287

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

As indicated in the Annual Report on Form 10-K filed by Triton International Limited (the “Company”), the Company intends to hold its 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) on May 10, 2017. The time and location of the Annual Meeting will be specified in the Company’s proxy statement related to the Annual Meeting.

The deadline for submission of proposals to be included in the Company’s proxy materials for the Annual Meeting will be March 31, 2017. Accordingly, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Company’s Secretary at the registered office of the Company at 22 Victoria Street, Hamilton HM12, Bermuda, on or before March 31, 2017, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with the advance notice requirements contained in the Company’s bye-laws, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be received by the Company’s Secretary at the registered office of the Company at 22 Victoria Street, Hamilton HM12, Bermuda no later than the close of business on March 31, 2017. These shareholder notices also must comply with the requirements of the Company’s bye-laws and will not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON INTERNATIONAL LIMITED

Date: March 21, 2017	By:	/s/ John Burns
	Name:	John Burns
	Title:	Chief Financial Officer